U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 11, 2009

Commission File No. 333-123465

Universal Bioenergy, Inc.
(Name of small business issuer as specified in its charter)

Nevada	20-1770378
State of Incorporation	IRS Employer Identification No.

279 Old Moody Blvd.
Palm Coast, FL  32164
(Address of principal executive offices)

(888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors, in reviewing the annual report on Form 10-K/A for the year ended December 31, 2007 in discussion with the Company's auditors, determined that the Company’s previously issued report on Form 10-K/A for the year ended December 31, 2007 should not be relied upon and are inaccurate at this time and have authorized the filing of a Form 10-K/A as soon as possible for the year ended December 31, 2007 for the following reason:

On September 4, 2009 our accounting staff filed an incomplete 10K/A.  This was filed without approval by the Board of Directors.  Since the Board of Directors did not approve the September 4, 2009 10K/A filing, the Company is withdrawing the filing.  The Company does intend to file an Amended form 10K/A upon the completion of the field work and issuance of a restated audit opinion for fiscal year ended December 31, 2007.  The Company will continue to complete all delinquent filings to return to trading on the OTC: BB.

Our accounting staff included the Auditor’s Opinion Letter from the original December 31, 2007 Annual Report, Form10-KSB that was filed on April 24, 2008.  This Opinion was not applicable to the Amended 10K/A, and is not applicable to the amended Form 10-K/A filing. This is due to the fact that the original Annual Report Form 10-KSB filed on 4/24/08 contains related financial information that does not correspond to the restated information in the new amended Form 10-K/A filing.

A new Auditor’s Opinion Letter was not attached and should have been included in the Form 10-K/A, and should have included restated financial information.  An amended Form 10-K/A will be filed with the proper restatement language that will reflect the final auditors review and include the correct Auditor’s Opinion Letter applicable to the restated figures of the restated December 31, 2007 annual report.

Our Chief Executive Officer has concluded that our disclosure controls and procedures as of September 4, 2009 may not be effective due to possible material weakness in our internal controls over financial reporting described below and other factors related to the Company’s financial reporting processes. The Company is in the process of evaluating the internal controls and procedures to ensure that the internal controls and procedures satisfy the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Company and its independent registered public accounting firm identified certain significant internal control deficiencies that we considered to be, in the aggregate, a material weakness relative to our financial reporting procedures. The primary concern was the filing of our form 10K/A without Board of Directors approval and without approval from our independent auditors. The other area of concern was the proper internal signature by the Board of Directors for all filings that are issued.  Due to the size of our Company and the costs associated to remediate these issues, we still consider these concerns to be relevant.

Item 9.01	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc.

Date: September 11, 2009	By:	/s/ Richard Craven
Richard Craven
Chief Executive Officer (Principle Executive Officer)